AMENDMENT NUMBER ONE TO BUSINESS FINANCING AGREEMENT AND WAIVER OF
.    DEFAULTS

This AMENDMENT NUMBER ONE TO BUSINESS FINANCING AGREEMENT AND WAIVER
OF DEFAULTS (this "Amendment"), dated as of July 19, 2017, is entered into by and between WESTERN ALLIANCE BANK, an Arizona corporation ("Lender"), on the one hand, and DIGITAL TURBINE, INC., a Delaware corporation ("f!!!m"), DIGITAL TURBINE USA, INC., a Delaware corporation ("USA"), and DIGITAL TURBINE MEDIA, INC., a Delaware corporation ("Media") (Parent, USA, and Media are sometimes collectively referred to herein as "Borrowers" and each individually as a "Borrower"), on the other hand, with reference to the following facts:

A.Borrowers and Lender previously entered into that certain Business Financing Agreement, dated as of May 23, 2017 (the "Agreement").

B.	Borrowers are in default of the provisions of the Agreement set forth on Schedule A attached hereto, as at the dates indicated in such Schedule (the "Existing Defaults").

C.Borrowers have requested that Lender (1) waive the Existing Defaults, and (2) increase the aggregate monthly accounts receivable adjustment limit to $100,000, which Lender is willing to do, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.    Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2.    Amendment to Section 1.6. Section 1.6 of the Agreement is hereby amended in its entirety as follows:

1.6 Adjustments. In the event any Adjustment or dispute is asserted by any Account Debtor, Borrowers shall promptly advise Lender and shall, subject to the Lender's approval, resolve such disputes and advise Lender of any Adjustments; provided that in no case will the aggregate Adjustments made in any calendar month exceed $100,000 unless Borrowers have obtained the prior written consent of Lender which, in its Permitted Discretion, shall not be unreasonably withheld or delayed. So long as any Obligations are outstanding, Lender shall have the right, at any time, to take possession of any rejected, returned, or recovered personal property. If such possession is not taken by Lender, Borrowers are to resell it for Lender's account at Borrowers' expense with the proceeds made payable to Lender. While any Borrower retains possession of any returned goods, such Borrower shall segregate said goods and mark them as property of Lender.

3.    Amendment to Section 4.10. Section 4.10(b) of the Agreement is hereby amended in its entirety as follows:

(b) as soon as practicable but in any event not later than August 16, 2017, a Collateral Access Agreement in favor of Lender executed, respectively, by the owners of the properties located at (x) 1300 Guadalupe Street, Suite 302, Austin, TX 78701, and (y) 406 Blackwell Street, Suite 500, Durham, NC 27701

4.    New Section 4.15. A new Section 4.15 is hereby added to the Agreement immediately following Section 4.14 thereof, as follows:

4.15 Not permit any direct Foreign Subsidiary of any Borrower (including without limitation PocketGear Deutschland Gmbh) to conduct any business unless Borrowers have first delivered to Lender the original certificates evidencing 65% of the issued and outstanding Ownership Interests of such direct Foreign Subsidiary entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) and 100% of the issued and outstanding Ownership Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)), and undated stock powers with respect thereto, duly executed in blank.

5.    Waiver of Existing Defaults. Upon the terms and subject to the conditions set forth in this Amendment, Lender hereby waives the Existing Defaults. This waiver of the Existing Defaults shall be effective only in this specific instance and for the specific purpose for which it is given and shall not entitle Borrowers to any other or further waiver in any similar or other circumstances.

6.    Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender.

(a)	Lender shall have received this Amendment, duly executed by Borrowers;

(b)    After giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing; and

(c)    After giving effect to this Amendment all of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).

7.    Representations and Warranties. In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:

(a)	After giving effect to this Amendment, no Event of Default or Default is continuing;

(b)    After giving effect to this Amendment, all of the representations and warranties set forth in the Agreement and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and

(c)    This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

8.    Counterparts: Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9.    Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

10.    No Other Waiver. Except as provided in Section 5 above, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default, whether or not known to Lender and whether or not existing on the date of this Amendment.

11.	Release.

(a)    Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrower certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(b)    Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

12.    Reaffirmation of the Agreement. The Agreement as amended hereby and all other agreements, instruments and documents executed in connection therewith remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

DIGITAL TURBINE, INC.,
a Delaware corporation

DIGITAL TURBINE USA, INC.,
a Delaware corporation
DIGITAL TURBINE MEDIA, INC.,
a Delaware corporation

[Signatures continue on the following page]

WESTERN ALLIANCE BANK,
an Arizona corporation

Schedule A to
Amendment Number One to Credit Agreement and Waiver of Defaults Existing Defaults

Section / Covenant	Required	Actual

Section 1.6 - Adjustments	in no case will the aggregate Adjustments made in any calendar month exceed $50,000 unless Borrowers have obtained the prior written consent of Lender	aggregate Adjustments during the month of June 2017 were $77,000 without Lender's prior written consent
Section 4.10(b)(i) - Post closing deliveries
On or before June 23, 2017, Borrowers shall provide to Lender a Collateral Access Agreement in favor of Lender executed, respectively, by the owners of the properties located at (x) 1300 Guadalupe Street, Suite 302, Austin, TX 78701, and (y) 406 Blackwell Street, Suite 500, Durham, NC 27701
Borrowers have failed to provide the required Collateral Access Agreements as of the date of this Amendment
Section 4.10(b)(ii)- Post closing deliveries
On or before June 23, 2017, Borrowers shall provide to Lender the original certificates evidencing 65% of the issued and outstanding Ownership Interests of each direct Foreign Subsidiary of USA and Media entitled to vote, and undated stock powers with respect thereto, duly executed in blank.
Borrowers failed to provide to Lender the original certificates to comply with Section 4.10(b)(ii) of the Agreement with respect to the German Subsidiary of Media, PocketGear Deutschland Gmbh.